Xingguo General Fruit Industry Development Co., Ltd.

Company Manager Employment Contract

Party A  :  Xingguo General Fruit Industry Development Co., Ltd.

Party B  :  HOU Xingping

Pursuant to the provisions of the Company’s Articles of Association, Party A, upon approval by its Executive Director, will employ Party B as the Company’s manager. The two parties hereto, in order to set forth each party’s rights and responsibilities, strengthen management and improve performance, and through friendly consultation, have entered into the agreement as follows.

I. Party A decides to employ Party B to serve as Party A’s Company Manager, and Party B agrees to accept such employment.

II. The term of the employment will start on February 1, 2013 and end on January 31, 2018 for a period of 5 years.

III.     Party B will report to Party A’s Executive Director and will perform the following duties:

1. Be responsible for the Company’s operation and management and organize the implementation of the resolutions from the Executive Director.

2. Organize the implementation of the Company’s annual operation plan and investment plan;

3. Formulate the Company’s plan for its internal management structure;

4. Formulate the Company’s general management policies;

5. Formulate the Company’s specific regulations;

6. Recommend, appoint or dismiss the Company’s assistant managers and chief financial personnel;

7. Make decisions regarding the appointment or dismissal of other key management personnel whose appointment or dismissal is outside of the responsibilities of the Executive Director.

8. Perform other duties assigned by the Executive Director.

IV. Compensation

1. Party A’s monthly salary will be RMB 8,000.00 even and will be paid on the monthly basis according to Party B’s [sic] salary payment policy.

2. Off-days and Holidays: Party B will be entitled to all the State statutory holidays, official holidays, employee vacation days and other benefits provided by the Company for its employees.

3. Party A must pay Party B’s compensation in full and on time and Party B must pay taxes on his salary income; Party A will withhold and pay such taxes on his behalf.

V. Party B must abide by all the provisions of the “Corporate Law” and the Company’s Articles of Association, strictly implement the shareholder meeting resolutions (or shareholders’ decisions), board resolutions (or the Executive Director’s decisions) and diligently perform his duties.

Party A must provide conditions and support necessary for Party B’s performance of his duties.

VI. During his term of employment, Party B shall not:

1. Use his position for personal gain or profit;

2. Enter into contracts or engage in transactions with himself or his close relatives in the name of the Company;

3. Operate for himself or for others any business similar in nature to that of the Company and engage in activities harmful to the Company’s interests;

4. Deposit the Company’s assets in any accounts established in his name or in the name of any others;

5. Use the Company’s assets to provide guarantee for the Company’s investors or for any other individuals or loan obligations;

6. Engage in other activities that violate the laws.

VII. Termination of Contract

1. One month prior to its expiration, this contract may be renewed upon mutual agreement through consultation and upon approval of the Party A’s Executive Director. If either party does not intend to renew this contract upon its expiration, it must notify the other party in writing one month prior to its expiration.

2. If Party B violates the provisions herein or the law, or operates the business against rules and refuses to correct his actions after Party A’s notification, Party A shall have the right to terminate this contract unilaterally.

3. If, during the performance of this contract by Party B, Party A determines that Party B is not qualified for the manager’s responsibilities, Party A shall have the right to terminate this contract unilaterally.

4. If Party B’s operation in violation of the law causes losses to Party A, Party B must bear legal responsibility and is liable for compensation.

VIII.     Other matters not covered herein shall be provided for in a supplement through mutual and friendly consultation; and all supplemental provisions shall be the component part hereof.

IX. All disputes arising from this contract must be resolved through friendly consultation between the two parties. If such consultation fails, any dispute may be submitted to legal proceedings for resolution.

X. This contract is in duplicates, with one to Party A and Party B.

XI. This contract shall become effective on the day it is executed by signatures or seals from both parties.

XII. This contract is executed on January 31, 2013 in Beijing.

Party A (Seal) :	/seal/ Xingguo General Fruit Industry Development Co., Ltd.

Party B (Signature) :	/s/ HOU Xingping

Date of Execution:	January 31, 2013